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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2010

LAWSON SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

        Lawson Software, Inc. (the "Company") is filing this Current Report on Form 8-K to reflect certain accounting changes described below with respect to the segment presentation contained in the Company's Annual Report on Form 10-K for the year ended May 31, 2010, which was filed with the United States Securities and Exchange Commission on July 16, 2010. The information in this Form 8-K is not an amendment to or restatement of the Company's 2010 Annual Report on Form 10-K.

        Effective June 1, 2010, the Company reorganized certain management and reporting responsibilities consolidating its General Industries reportable segment and redistributing responsibility for management of the vertical markets that were part of this segment into its S3 Industries and M3 Industries segments. Commensurate with this organizational change, the Company revised its segment reporting such that it reports operating results for two reportable segments beginning in the first quarter of fiscal 2011 as compared to three segments as originally reported in the Company's 2010 Annual Report on Form 10-K.

        In addition, with this change in our organizational structure, we revised the measure of operating performance that we use to assess segment operating performance from segment controllable margin to segment operating income. The primary difference between segment controllable margin and segment operating income is that our segment operating income includes an allocation of expenses for non-dedicated resources.

        Accordingly, the Company has updated the presentation of 2010, 2009 and 2008 segment information originally included in its 2010 Annual Report on Form 10-K, to be consistent with the revised reportable segment structure implemented in fiscal year 2011. These updates are reflected in Exhibit 99.1 to this Current Report.

        The Company has updated disclosures, to the extent relevant, in only the following items of the 2010 Annual Report on Form 10-K:

  •
  Part I, Item 1—Business

  •
  Part II, Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations

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  Part II, Item 8—Financial Statements and Supplementary Data

        The financial statements and other information included in this Current Report on Form 8-K will supersede the financial statements and other information in the Company's 2010 Annual Report on Form 10-K and will be incorporated by reference in future registration statements or post-effective amendments to existing registration statements. This Current Report does not update for the changes since the filing of the Company's 2010 Annual Report on Form 10-K including but not limited to adoption of new accounting pronouncements after May 31, 2010 and new developments relating to commitments and contingencies. For significant developments since the filing of the Company's 2010 Annual Report on Form 10-K, refer to subsequent fiscal 2011 Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

  (d)
  Exhibits

  23.1
  Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

  99.1
  As adjusted;

      Part I, Item 1—Business

      Part II, Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations

      Part II, Item 8—Financial Statements and Supplementary Data

        This Current Report on Form 8-K contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The Company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: general uncertainties in software demand; increased competition; general economic conditions; the potential impact of foreign currency exchange rate fluctuations; continuation of the global economic weakness, particularly in Europe; continuation of restricted credit availability and potential adverse developments in the sovereign debt market; the outcome of pending and threatened litigation; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the Company's targeted industries and other risk factors listed in the Company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.
Date: October 8, 2010	By:	/s/ STEFAN B. SCHULZ Stefan B. Schulz Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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  Item 8.01. Other Events
  Item 9.01. Financial Statements and Exhibits
SIGNATURES